UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  October 1, 2008

ABC FUNDING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-121070	56-2458730
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4606 FM 1960 West, Suite 400, Houston, Texas 77069
Address of principal executive offices

Registrant’s telephone number:  (281) 315-8890

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

Employment Arrangement

As disclosed elsewhere in this Current Report under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” on October 1, 2008, ABC Funding, Inc. (“we” or “the Company”) entered into the Employment Agreement (defined in Item 5.02 below) whereby we agreed to issue an aggregate of 750,000 Restricted Shares (as defined in Item 5.02 below) and (ii) granted options, pursuant to our 2008 Stock Incentive Plan (the “Plan”), to purchase up to an aggregate of 1,000,000 shares of our common stock to our newly appointed executive officer.  Issuance of the Restricted Shares and vesting of the stock options are made specifically subject to the effectiveness in the State of Nevada of the Company’s Certificate of Amendment to it Articles of Incorporation, increasing the number of authorized shares of the Company’s common stock to 149,000,000 (the “Charter Amendment”) and are exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Officer:

On October 1, 2008, we entered into an employment agreement, a copy of which is filed as Exhibit 99.1 (the "Employment Agreement"), pursuant to which we engaged, effective as of October 1, 2008 (the "Effective Date"), Jim B. Davis, to serve as our Senior Vice President of Operations.

We also entered into a restricted stock agreement ("Restricted Stock Agreement") and option agreements (the "Options") with Mr. Davis, pursuant to which we have agreed to issue up to an aggregate of 1,750,000 shares of our common stock to this executive officer, subject to the effectiveness of the Charter Amendment in the State of Nevada.

Reference is made to the Employment Agreement, the Restricted Stock Agreement and the Options, copies of which are filed as Exhibits 99.1 through 99.5 hereto and incorporated herein by this reference, and the below summary of these agreements is qualified in its entirety by reference thereto.

Set forth below is certain biographical information for Mr. Davis:

Jim B. Davis, age 46, has over 21 years experience with major and independent E&P companies.  From September 2007 until joining ABC Funding, Inc. on October 1, 2008, Mr. Davis served as an independent consulting drilling engineer for Apache Australia Ltd., designing wells in the Gippsland and Carnorvoran Basins located offshore Australia, and for El Paso Corp., designing and drilling high pressure/high temperature wells in Duval, Lavaca, Starr and Hidalgo counties of South Texas, as well as supervising two to three drilling rigs.  From April 2002 until his resignation in August 2007, Mr. Davis held positions of increasing responsibility as manager, vice president and senior vice president of engineering and operations for Goodrich Petroleum Corp. (NYSE: GDP).  Mr. Davis was instrumental in growing Goodrich, both through increased reserves and cash flow, during his tenure at Goodrich.  From May 2001 until March 2002, Mr. Davis consulted as the senior drilling engineer (and acting drilling manager during the Forest Oil acquisition) for Forcenergy, Inc. and from January 2000 to May 2001 was responsible for Forcenergy’s daily drilling and engineering activities for its Gulf of Mexico projects.  From November 1987 until December 1999, Mr. Davis held various production, development and drilling engineering positions with Texaco E&P, Inc. in fields throughout Southeast Louisiana and the Gulf of Mexico.  Mr. Davis is a licensed Professional Engineer in the States of Louisiana and Texas and received a Master of Engineering Degree and a Bachelor of Science Degree in Petroleum Engineering in 1987 and 1985, respectively, from Louisiana State University.

Employment Agreement:

The Employment Agreement provides for Mr. Davis to serve as our Senior Vice President of Operations at an initial annual base salary of $190,000.  The initial term of employment under the Employment Agreement is two (2) years unless earlier terminated by us or executive officer by reason of death, disability, without cause, for cause, for "good reason," change of control or otherwise.

In addition to his base salary, Mr. Davis is guaranteed an annual bonus of $38,000 on the First Anniversary Date and an amount up to 75% of his then applicable base salary for calendar year 2009, as determined by our board of directors or committee thereof, based on such officer's performance and achievement of quantitative and qualitative criteria set by our board, for such year.  In awarding such bonus, our board of directors may take into account the guaranteed bonus paid to Mr. Davis on the first anniversary date.  Mr. Davis is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our senior officers.

Upon termination of Mr. Davis without "cause", upon his resignation for "good reason", or upon his termination following a "change of control" (each as defined in the Employment Agreement), Mr. Davis will be entitled to receive from us, in addition to his then current base salary through the date of resignation or termination, as applicable, and pro rata bonus and fringe benefits otherwise due and unpaid at time of resignation or termination, a severance payment equal to twelve (12) months base salary at the then current rate plus pro rata performance bonus earned and unpaid through the date of termination or resignation, as applicable. Mr. Davis shall also be entitled to any unpaid bonus from the preceding year of employment, and any Restricted Shares (as defined below) granted to him shall immediately vest.  All other stock options or grants, if any, made to him pursuant to any incentive or benefit plans then in effect shall vest and be exercisable, as applicable, in accordance with the terms of any such plans or agreements.  We have also agreed to pay this executive officer an additional gross-up amount equal to all Federal, state or local taxes that may be imposed upon him by reason of the severance payments.

Mr. Davis has agreed that, during the respective term of his employment and for a one-year period after his termination (other than termination by him for “good reason” or by us without cause or following a “change of control”), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any five (5) mile radius from any property that we then have an ownership, leasehold or participation interest. Mr. Davis is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Restricted Stock Agreement:

Pursuant to the Restricted Stock Agreement, we have agreed upon the effectiveness of the Charter Amendment to grant restricted stock awards (the "Restricted Shares") to Mr. Davis as follows:

•
750,000 shares of our common stock to Mr. Davis, which vest equally as to one-third of the shares over a two year period, commencing on the effective date of the Charter Amendment in the State of Nevada and each of the first and second year anniversary of the Effective Date of the Employment Agreement.

The above vesting schedule is subject to the officer being continuously employed by us at the applicable vesting date.

Upon effectiveness of the Charter Amendment, Mr. Davis shall have, with respect to all of the Restricted Shares (whether then vested or not), all of the rights of a holder of our common stock, including the right to vote such shares and to receive dividends as may be declared.  Notwithstanding the preceding sentence, the Restricted Stock shall not be transferable until and unless they have become vested in accordance with the vesting schedule.

Option Agreements:

As part of the Employment Agreement with Mr. Davis, on October 1, 2008, we granted stock options, exercisable for up to 1,000,000 shares of our common stock pursuant to our 2008 Stock Incentive Plan, as follows:

•
option exercisable for up to 333,334 shares, at an exercise price of $0.54 per share, which option vests with respect to these shares on the effectiveness of the Charter Amendment in the State of Nevada;

•	option exercisable for up to 333,333 shares, at an exercise price of $0.59 per share, which option vests with respect to these shares on October 1, 2009; and

•	option exercisable for up to 333,333 shares, at an exercise price of $0.65 per share, which option vests with respect to these shares on October 1, 2010.

Options vesting on October 1, 2009 and October 1, 2010 are subject to acceleration in the event we undergo a "change of control" while such executive officer is still employed by us. All options expire on October 1, 2015.

The holder of the options shall have none of the rights and privileges of a stockholder of the Company with respect to any of the underlying shares of common stock, in whole or in part, prior to the exercise of the options with respect to such underlying shares.

Item 8.01    Other Events

On October 6, 2008, we issued a press release announcing our hiring of Jim B. Davis as our Senior Vice President of Operations.  A copy of this press release, dated October 6, 2008, is attached as Exhibit 99.6 hereto and is incorporated herewith.

Item 9.01    Financial Statements and Exhibits

Exhibit	Name of Document
99.1	Employment Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.2	Restricted Stock Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.3	Stock Option Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.4	Stock Option Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.5	Stock Option Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.6	Press Release, dated October 6, 2008, announcing the Company's hiring of Jim B. Davis as Senior Vice President of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2008	ABC FUNDING, INC.

By: /s/ Robert P. Munn
Name: Robert P. Munn
Title: Chief Executive Officer

Exhibit Index

Exhibit	Name of Document
99.1	Employment Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.2	Restricted Stock Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.3	Stock Option Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.4	Stock Option Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.5	Stock Option Agreement, dated October 1, 2008, between the Company and Jim B. Davis
99.6	Press Release, dated October 6, 2008, announcing the Company's hiring of Jim B. Davis as Senior Vice President of Operations